EXHIBIT 99.1

                   TEXACO REPORTS SECOND QUARTER 2001 RESULTS
                   ------------------------------------------

FOR IMMEDIATE RELEASE:  WEDNESDAY, JULY 25, 2001.
------------------------------------------------

     WHITE PLAINS, N.Y., July 25 -- Texaco reported today second quarter 2001 income before special items of $817 million ($1.50 per share). Net income for the period was $784 million ($1.44 per share).

                           EARNINGS SUMMARY

                                       Second Quarter     Six Months
                                       --------------    ------------
                                         2001    2000    2001    2000
----------------------------------------------------------------------
Income before special items (millions) $  817  $  641  $1,653  $1,243
                  Per share            $ 1.50  $ 1.17  $ 3.03  $ 2.27
Net income (millions)                  $  784  $  625  $1,617  $1,199
                  Per share            $ 1.44  $ 1.14  $ 2.97  $ 2.19
----------------------------------------------------------------------

    Chairman and Chief Executive Officer Glenn Tilton commented, "Texaco's earnings were outstanding, exceeding $800 million for the fourth consecutive quarter. In an environment of favorable industry conditions we continue to successfully execute our business plans. This quarter's results included record earnings in our U.S. downstream, as Equilon and Motiva sharply improved their operating performance. Motiva's results were especially strong, benefiting from robust refining margins on the East and Gulf Coasts and high refinery run rates. While refining margins have contracted, marketing margins have increased from their low levels early in the second quarter. This benefited Equilon's operations late in the quarter.
    "In the upstream, we turned in another excellent quarter as crude oil prices were firm while U.S. natural gas prices were significantly higher than a year ago. However, weakening demand and increasing inventories have caused crude oil and natural gas prices to drop in recent weeks. Looking to the future, we continue to strengthen our upstream portfolio. Our high impact deepwater exploration program yielded two exciting discoveries in the Gulf of Mexico. The Blind Faith discovery on

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     Mississippi Canyon Block 696 and the Champlain discovery in
Atwater Valley Block 63 should add significantly to our future production and reserves. Also, the Hamaca project in Venezuela attained major milestones this quarter with the closing of a $1.1 billion financing package and the completion of a two-year site preparation program.
    "Our Global Gas, Power and Energy Technology segment showed significant improvement over last year. Our U.S. natural gas trading business posted strong results as it continued to capitalize on significantly increased trading volumes through the delivery of structured, customer-based services. At the end of June, operations began at our newest facility, the 320 megawatt Sunrise Power Project in California. This plant started up ahead of schedule and will bring much-needed energy to homes and businesses in California."
    Commenting on our proposed merger with Chevron Corporation, Tilton concluded, "While maintaining focus on our strategies and operations, we continue to make progress in our merger with Chevron and expect to complete the merger within the planned 12-month time frame."


                                       Second Quarter     Six Months
                                       --------------    ------------
Texaco Inc. (Millions of dollars):       2001    2000    2001    2000
----------------------------------------------------------------------
Income before special items             $ 817   $ 641  $1,653  $1,243
                                        -----   -----  ------  ------
Write-downs of assets                     (25)      -     (25)      -
Net gains (losses) on major asset sales     -       2       -     (65)
Tax issue                                   -       -       -      46
Litigation issue                            -      (4)      -     (17)
Net loss on Erskine pipeline                -     (14)      -     (14)
Employee related issues                     -       -       -       6
Merger Costs                               (8)      -     (11)      -
                                        -----   -----  ------  ------
Special items                             (33)    (16)    (36)    (44)
                                        -----   -----  ------  ------
Net income                              $ 784   $ 625  $1,617  $1,199
                                        =====   =====  ======  ======

    Details on special items are included in the following segment information.


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OPERATING RESULTS

           EXPLORATION AND PRODUCTION

                                       Second Quarter     Six Months
                                       --------------    ------------
United States (Millions of dollars):     2001    2000    2001    2000
----------------------------------------------------------------------
Operating income before special items   $ 411   $ 393  $1,000   $ 754
Special items                               -     (40)      -    (107)
                                        -----   -----  ------   -----
Total operating income                  $ 411   $ 353  $1,000   $ 647
                                        =====   =====  ======   =====

    U.S. Exploration and Production earnings for this year's second quarter and first six months exceeded last year due to higher natural gas prices. Market conditions early in the year kept natural gas prices above last year's levels, while crude oil prices receded slightly. U.S. natural gas prices declined in the second quarter from first quarter historic levels as demand softened and storage injections from April into July improved inventory levels. Texaco's average realized natural gas prices for the second quarter and six months 2001 were $4.48 and $5.86 per thousand cubic feet, 37 percent and 105 percent higher than last year. For the second quarter and first six months 2001, Texaco's realized crude oil prices were $22.51 and $23.42 per barrel, ten percent and five percent lower than last year.
    Daily production decreased ten percent for the second quarter to 531,000 barrels of oil equivalent per day (BOEPD) and 11 percent for the first six months to 533,000 BOEPD. More than 40 percent of this expected reduction in the second quarter and almost half for six months was due to last year's sales of non-core producing properties. The balance of the decrease was due to natural field declines and lower production in our California fields as we economically reduced steam production due to high natural gas prices.
    Operating expenses increased for the second quarter and for the first six months as higher natural gas prices led to significantly higher utilities expenses and production taxes. Exploratory expenses for the second quarter were $17 million before tax, $5 million lower than last year. Exploratory expenses for six months 2001 were $49 million before tax, $8 million higher than last year.
    Results for the first six months of 2000 included a special charge of $107 million, including $40 million in the second quarter, for net losses on sales of non-core producing assets.


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
                                       Second Quarter     Six Months
                                       --------------    ------------
International (Millions of dollars):     2001    2000    2001    2000
----------------------------------------------------------------------
Operating income before special items   $ 262   $ 195   $ 505   $ 488
Special items                               -      66       -      66
                                        -----   -----   -----   -----
Total operating income                  $ 262   $ 261   $ 505   $ 554
                                        =====   =====   =====   =====

    International Exploration and Production operating results for the second quarter 2001 were higher than last year due to higher natural gas prices, increased production volumes and lower operating expenses. Earnings for the first six months of 2001 were slightly higher than last year due to higher natural gas prices and lower operating expenses. Texaco's average realized natural gas prices for the second quarter and six months 2001 were $1.78 and $1.90 per thousand cubic feet, 24 percent and 30 percent higher than last year. Average realized crude oil prices were $22.58 per barrel for the second quarter and $22.10 per barrel for six months, four percent and six percent below last year.
    Daily production increased four percent for the second quarter from last year to 532,000 BOEPD and was flat for the first six months at 548,000 BOEPD. Production from our ongoing operations increased nine percent for the second quarter and six percent for six months, mainly in the North Sea, the Partitioned Neutral Zone and in Latin America. Partly offsetting this increase were the sales of non-core producing properties last year which caused a decrease in production of five percent for the second quarter and six percent for the six months.
    Operating expenses decreased three percent in the second quarter and 13 percent for six months due to the sale of non-core producing properties. Exploratory expenses for the second quarter were $46 million before tax, $8 million higher than last year. Exploratory expenses for the first six months were $63 million before tax, $9 million lower than last year.
    Results for the second quarter of 2000 included a special benefit of $80 million for net gains on the sale of non-core producing properties and a special charge of $14 million for net losses resulting from the Erskine pipeline interruption in the U.K. North Sea.


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           REFINING, MARKETING AND DISTRIBUTION


                                       Second Quarter     Six Months
                                       --------------    ------------
United States (Millions of dollars):     2001    2000    2001    2000
----------------------------------------------------------------------
Operating income before special items   $ 196   $  80   $ 234   $  93
Special items                               -     (35)      -     (30)
                                        -----   -----   -----   -----
Total operating income                  $ 196   $  45   $ 234   $  63
                                        =====   =====   =====   =====

    U.S. Refining, Marketing and Distribution earnings improved dramatically as compared with last year for both the second quarter and first six months.
    Motiva's earnings for the second quarter and first six months of 2001 benefited from significantly improved refining margins and high refinery run rates in an environment of tight supplies and industry refinery maintenance. In marketing, margins improved materially in the second quarter and results were slightly higher for the year.
    During the second quarter and first six months of 2001, Equilon's earnings improved due to substantially higher refining margins and improved refinery operations. Maintenance activity in 2001 decreased from 2000 levels. Earnings also benefited from higher lubricant margins, strong trading results and higher utilization of proprietary pipelines. These improvements were reduced by extremely high West Coast utilities expense. Marketing earnings for Equilon declined from last year due to depressed fuel marketing margins as pump prices lagged increases in supply costs in a very competitive market. This was especially true in the Los Angeles area where retail fuel margins were under intense pressure. Marketing margins began to strengthen significantly in mid-May and remained strong for the rest of the quarter.
    Results for the first six months of 2000 included a second quarter special charge of $31 million for the loss on the sale of the Wood River refinery, a charge for a patent litigation issue of $17 million, $4 million in the second quarter, and a first quarter gain of $18 million for an employee benefits revision.


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
                                       Second Quarter     Six Months
                                       --------------    ------------
International (Millions of dollars):     2001    2000    2001    2000
----------------------------------------------------------------------
Operating income before special items   $  62   $  90   $ 150   $ 153
Special items                               -       -       -     (12)
                                        -----   -----   -----   -----
Total operating income                  $  62   $  90   $ 150   $ 141
                                        =====   =====   =====   =====

    International Refining and Marketing earnings for the second quarter of 2001 declined from last year. Operating results decreased significantly in Europe due to weak U.K. marketing margins, which were depressed by our inability to recover higher supply costs in the marketplace. European refining earnings were comparable with last year. In the Asia Pacific area, lower refining margins and trading results negatively impacted earnings. Overall results in Latin America were in line with last year, with improved refining earnings but lower marketing results.
    Results for the first six months of 2001 declined slightly. European earnings decreased substantially from weak markets, particularly in the U.K. The inability to recover increased supply costs in the marketplace resulted in depressed marketing margins. Lower sales volumes and unscheduled maintenance negatively impacted refining results. Earnings increased in the Asia Pacific area from improved marketing margins and higher trading results. Operations in Latin America improved with higher refining margins in Panama. However, lower sales volumes and the weakening of the local currency in Brazil caused marketing results to decline.
    Results for the first six months of 2000 included a special charge of $12 million for employee separation costs.

         GLOBAL GAS, POWER AND ENERGY TECHNOLOGY

                                       Second Quarter     Six Months
                                       --------------    ------------
(Millions of dollars):                   2001    2000    2001    2000
----------------------------------------------------------------------
Operating income before special items   $  18   $   -  $   23   $  20
Special items                               -       -       -       -
                                        -----   -----  ------   -----
Total operating income                  $  18   $   -  $   23   $  20
                                        =====   =====  ======   =====

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    During the second quarter and the first six months of 2001, operating results benefited from improved natural gas margins, sales of services which assist customers in managing risk, and expanded storage and transportation activities. Results also benefited from power projects in Indonesia and Thailand. Operating results were negatively impacted by expenses for a new gasification project in Singapore and higher fuel expense for the cogeneration facilities.

         OTHER BUSINESS UNITS

                                       Second Quarter     Six Months
                                       --------------    ------------
(Millions of dollars):                   2001    2000    2001    2000
----------------------------------------------------------------------
Operating loss before special items     $  (9)  $  (2)  $ (12)  $  (2)
Special items                             (25)      -     (25)      -
                                        -----   -----   -----   -----
Total operating loss                    $ (34)  $  (2)  $ (37)  $  (2)
                                        =====   =====   =====   =====

    Results before special items were lower than last year due to higher costs associated with E-Business activities.
    Results for the second quarter of 2001 included a special charge of $25 million for write-downs associated with selected E-Business investments, including our investment in PetroCosm, a procurement marketplace, which ceased operations.

CORPORATE/NON-OPERATING RESULTS

                                       Second Quarter     Six Months
                                       --------------    ------------
 (Millions of dollars):                  2001    2000    2001    2000
----------------------------------------------------------------------
Results before special items           $ (123) $ (115) $ (247) $ (263)
Special items                              (8)     (7)    (11)     39
                                       ------  ------  ------  ------
Total corporate/non-operating          $ (131) $ (122) $ (258) $ (224)
                                       ======  ======  ======  ======

    Corporate and non-operating results before special items improved for the first six months of 2001 as a result of lower interest rates and average debt levels, and lower overhead expenses. Corporate expenses for the second quarter were slightly higher than the second quarter of last year due to lower tax benefits on overhead and interest.


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                                - 8 -

    Results for the first six months of 2001 included a special charge of $11 million, $8 million in the second quarter, for costs associated with the proposed merger with Chevron. Results for 2000 included special benefits of $46 million for favorable income tax settlements and a second quarter special charge of $7 million for the early extinguishment of debt.

CAPITAL AND EXPLORATORY EXPENDITURES

    Capital and exploratory expenditures were $1,776 million for the first six months of 2001 compared with $1,769 million for the same period last year.
    Led by a 30 percent increase in the United States, upstream expenditures increased more than nine percent from 2000 levels. Investment continued to focus on drilling and workover activity in New Orleans and the Permian Basin. Internationally, development work continued in the Hamaca heavy oil project in Venezuela, the Agbami field offshore Nigeria and the Malampaya natural gas project in the Philippines. In Kazakhstan, development work continued in Karachaganak and in North Buzachi, where phase two appraisal drilling was recently completed.
    U.S. downstream expenditures were higher than last year as a result of increased marketing development and refinery projects. Internationally, spending slowed with lower marketing investments in the Caribbean and Central America.
    Global Gas, Power and Energy Technology spending for 2001 included a 50 percent investment in the Sunrise Power Project which is jointly owned with Edison International Company. Overall spending for Global Gas, Power and Energy Technology decreased from last year due to the completion of projects in Thailand and Singapore and the purchase of a 20 percent interest in Energy Conversion Devices, Inc., an alternate energy technology company.

                               - XXX -

CONTACTS:         Paul Weeditz      914-253-7745
                  Keelin Molloy     914-253-7461

INVESTOR RELATIONS:
                  Elizabeth Smith   914-253-4478

    Listen in live to Texaco's second quarter 2001 earnings discussion with financial analysts on Wednesday, July 25th at 11:30 am EDT at: http://www.webevents.broadcast.com/texaco/Q201earnings. For technical assistance, call Sheila Lujan at 800-366-9831.

      Note: This press release contains a number of forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, statements made concerning Texaco's expected performance and financial results in future periods are based upon Texaco's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ


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                                - 9 -

      materially from those described in the forward-looking statements. The following factors known to Texaco, among others, could cause Texaco's actual results to differ materially from those described in the forward-looking statements: decreased demand for motor fuels, natural gas and other products; worldwide and industry economic conditions; inaccurate forecasts of crude oil, natural gas and petroleum product prices and production; higher costs, expenses and interest rates; the possibility that the merger with Chevron will not be consummated; the possibility that the anticipated benefits from the merger such as cost reductions will not be fully realized; the process of, or conditions imposed in connection with, obtaining regulatory approvals for the merger; etc. In addition, you are encouraged to review Texaco's latest reports filed with the SEC, including Texaco's Annual Report on Form 10-K filed with the SEC on March 26, 2001, which describes a number of additional risks and uncertainties that could cause actual results to vary materially from those listed in the forward-looking statements made in this press release.

      The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Texaco uses certain terms in this press release, such as estimated reserves, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the Supplemental Oil and Gas Information disclosure in our 2000 Annual Report on Form 10-K filed with the SEC on March 26, 2001, File No. 1-27, available from us at:

         Texaco Inc.
         2000 Westchester Avenue
         White Plains, NY 10650
         Attention: Secretary

    You may also obtain this form from the SEC by calling
1-800-SEC-0330.


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                                - 10 -


 Income (loss)                     Second Quarter (a)  Six Months (a)
(Millions of dollars)              ------------------  --------------
                                         2001    2000    2001    2000
                                         ----    ----    ----    ----
Exploration and production
     United States                      $ 411   $ 353  $1,000  $  647
     International                        262     261     505     554
                                        -----   -----  ------  ------
           Total                          673     614   1,505   1,201

Refining, marketing and distribution
     United States                        196      45     234      63
     International                         62      90     150     141
                                        -----   -----  ------  ------
           Total                          258     135     384     204

Global gas, power and energy
 technology                                18       -      23      20


Other business units                      (34)     (2)    (37)     (2)
                                        -----   -----  ------  ------

         Total operating segments         915     747   1,875   1,423

Corporate/Non-operating                  (131)   (122)   (258)   (224)
                                        -----   -----  ------  ------

            Net income                  $ 784   $ 625  $1,617  $1,199
                                        =====   =====   =====   =====
Net income per common share (dollars)
 - diluted                              $1.44   $1.14 $  2.97 $  2.19

Average number of common shares
 outstanding for computation of
 earnings per share (millions)
 - diluted                              544.2   544.4   543.6   544.9

Provision for income taxes included
 in net income                          $ 662   $ 404  $1,230  $  767

(a) Includes special items indicated in this release.


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

 Other Financial Data             Second Quarter        Six Months
(Millions of dollars)             --------------      ---------------
                                  2001      2000      2001       2000
                                  ----      ----      ----       ----
Revenues                       $12,940   $12,069   $27,074    $23,340

Total assets as of June 30                         $33,500(b) $29,754

Stockholders' equity as of
 June 30                                           $14,350(b) $12,683

Total debt as of June 30                           $ 7,350(b) $ 7,078


Capital and exploratory
 expenditures
Exploration and production
     United States             $   286   $   209   $   500    $   384
     International                 461       526       878        879
                               -------   -------   -------    -------

          Total                    747       735     1,378      1,263

Refining, marketing and
 distribution
     United States                  88        71       151        136
     International                  70        41       122        141
                               -------   -------   -------    -------
          Total                    158       112       273        277

Global gas, power and energy
 technology                        108       156       120        184

Other business units                 2        42         5         45
                               -------   -------   -------    -------
          Total                $ 1,015   $ 1,045   $ 1,776    $ 1,769
                               =======   =======   =======    =======
Exploratory expenses
 included above
     United States             $    17   $    22   $    49    $    41
     International                  46        38        63         72
                               -------   -------   -------    -------
          Total                $    63   $    60   $   112    $   113
                               =======   =======   =======    =======

Dividends paid to common
 stockholders                  $   244   $   244   $   487    $   489

Dividends per common share
 (dollars)                     $   .45   $   .45   $   .90    $   .90

Dividend requirements for
 preferred stockholders        $     3   $     4   $     6    $     7

(b) Preliminary

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
 Operating Data                        Second Quarter    Six Months
                                       --------------   ------------
                                         2001    2000    2001    2000
                                         ----    ----    ----    ----
Exploration and production

  United States
       Net production of crude oil and
         natural gas liquids (MBPD)       325     364     325     371

       Net production of natural gas
        available for sale (MMCFPD)     1,237   1,349   1,246   1,355
                                        -----   -----   -----   -----
            Total net production
             (MBOEPD)                     531     589     533     597

       Natural gas sales (MMCFPD)       4,426   4,054   4,526   3,724

       Average U.S. crude (per bbl.)   $22.51  $24.90  $23.42  $24.67
       Average U.S. natural gas
        (per mcf)                      $ 4.48  $ 3.28  $ 5.86  $ 2.86
       Average WTI (Spot) (per bbl.)   $27.88  $28.97  $28.29  $28.94
       Average Kern (Spot) (per bbl.)  $21.48  $23.17  $20.69  $23.00

  International
       Net production of crude oil
        and natural gas liquids (MBPD)
         Europe                           112      98     116     120
         Indonesia                        123     124     128     124
         Partitioned Neutral Zone         147     136     147     135
         Other                             50      64      52      68
                                        -----   -----   -----   -----
            Total                         432     422     443     447

       Net production of natural gas
        available for sale (MMCFPD)
         Europe                           200     205     233     248
         Colombia                         210     188     206     197
         Other                            192     145     190     148
                                        -----   -----   -----   -----
            Total                         602     538     629     593
                                        -----   -----   -----   -----
            Total net production
             (MBOEPD)                     532     512     548     546

       Natural gas sales (MMCFPD)         618     567     645     626
       Average International crude
        (per bbl.)                     $22.58  $23.64  $22.10  $23.47
       Average International natural
        gas (per mcf)                  $ 1.78  $ 1.44  $ 1.90  $ 1.46
       Average U.K. natural gas
        (per mcf)                      $ 2.84  $ 2.27  $ 3.24  $ 2.32
       Average Colombia natural gas
        (per mcf)                      $ 1.47  $ 1.12  $ 1.44  $ 1.03

       Total worldwide net production
        (MBOEPD)                        1,063   1,101   1,081   1,143


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
Operating Data                         Second Quarter     Six Months
                                       --------------    ------------
                                         2001    2000    2001    2000
                                         ----    ----    ----    ----
Refining, marketing and distribution

     United States
          Refinery input (MBPD)
            Equilon area                  202     295     200     286
            Motiva area                   317     279     313     270
                                        -----   -----   -----   -----
               Total                      519     574     513     556

          Refined product sales (MBPD)
            Equilon area                  700     760     676     725
            Motiva area                   450     365     434     353
            Other                         361     344     367     318
                                        -----   -----   -----   -----
               Total                    1,511   1,469   1,477   1,396

     International
          Refinery input (MBPD)
            Europe                        376     385     371     375
            Caltex area                   356     361     361     354
            Latin America/West Africa      74      64      70      58
                                        -----   -----   -----   -----
               Total                      806     810     802     787

          Refined product sales (MBPD)
            Europe                        687     616     671     626
            Caltex area                   517     530     520     588
            Latin America/West Africa     474     466     487     457
            Other                         209      91     196      92
                                        -----   -----   -----   -----
               Total                    1,887   1,703   1,874   1,763
